Exhibit
Number

99       Miravant Medical Technologies Press Release issued July 11, 2002.

SANTA BARBARA, California, July 11, 2002 - Miravant Medical Technologies (OTCBB:
MRVT), a pharmaceutical development company specializing in PhotoPoint(TM) photodynamic therapy (PDT), announced today that its common stock will begin trading on the OTC bulletin board (OTCBB), effective as of the opening of business on July 12, 2002. The OTCBB is a regulated quotation service that displays real-time quotes, last-sale prices and volume information in over-the-counter (OTC) equity securities. OTCBB securities are traded by a community of market makers that enter quotes and trade reports. The company's common stock will trade under the ticker symbol MRVT and can be viewed at www.otcbb.com.

Miravant's move to the OTCBB is effective with its delisting from the Nasdaq National Market as of the opening of business on July 12, 2002, 2002.

Gary S. Kledzik, Ph.D., chairman and chief executive officer stated, "The move to the OTCBB resulted from a significant decline in the company's market capitalization in January this year, after phase III clinical results were announced for our most advanced drug SnET2, and reflects the volatility of the biotechnology industry. I believe that Miravant is extremely undervalued given our technological capabilities and pipeline of new drugs in clinical and preclinical development for serious diseases."

Dr. Kledzik added, "While we are disappointed with this development, we believe that the OTCBB can provide a viable market for investors in Miravant common stock. Our executive management will continue to address our financial issues by controlling costs and making every effort to raise additional capital and solidify potential corporate partnerships in support of our PhotoPoint disease programs. In addition, we intend to make every effort to regain our listing status on The Nasdaq National Market."

Miravant Medical Technologies is a specialty pharmaceutical company focused on PhotoPoint(TM) Photodynamic Therapy (PDT), a family of medical procedures based on drugs that are activated by light. The company is committed to the discovery and development of proprietary photoselective drugs and innovative light devices for licensing to global pharmaceutical and medical device companies. Miravant is developing PhotoPoint PDT for serious diseases in ophthalmology, dermatology, cardiovascular disease and oncology.

The statements by Dr. Kledzik and other statements above about our efforts to finance our operations; the value of our technology and pipeline of new drugs; our ability to address our financial issues by controlling our costs; our intentions to regain our listing status on The Nasdaq National Market; our discovery and development programs for serious diseases; and establishing potential corporate partnerships are forward-looking and relate to our future plans, objectives, expectations and intentions. Our actual results may differ materially from those described in these statements. For instance, the occurrence of one or more of the following may cause our results to differ from our plans: the company's operating capital may not be sufficient to continue some or all of our development programs and operations; we may be unable to control of costs effectively; we may be unable to meet the requirements to regain our listing status on The Nasdaq National Market; potential future funding may not be available when needed if at all or under acceptable terms; we may decide not to or be unable to further develop our new PhotoPoint drugs in ophthalmology, dermatology, cardiovascular disease and/or oncology; results of preclinical studies may not be indicative of clinical results when and if clinical trials are initiated; clinical trials of our drugs or devices may prove unsuccessful; we may be unable to realize our development plans due to regulatory, safety, financial, competitive or other concerns; corporate partnering relationships may not materialize nor provide the funding and support the company needs; and we may be unable to bring our products to market. For a discussion of additional important risk factors that may cause our results to differ from those described above, please refer to our annual report on Form 10-K for the year ended December 31, 2001 and other quarterly and periodic reports filed with the Securities and Exchange Commission.